Skye Bioscience Closes Sale of Subsidiary, Verdélite Sciences, to C3 Souvenir Holding, with USD$5.60M Closing Payment

San Diego, California, February 15, 2023 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye” or the “Company”), a pharmaceutical company developing a proprietary, synthetic cannabinoid derivative to treat glaucoma, today announced that C3 Souvenir Holding Inc. ("C3"), an established cannabis cultivator in Quebec, Canada, has completed the acquisition of Verdélite Sciences, Inc. ("Verdélite"), a wholly owned subsidiary of Skye, and its 88,000 square foot cannabis cultivation and processing facility located in Saint-Eustache, Quebec. The purchase price in this transaction is USD$9.48M. The closing payment of $5.60M was received by Skye on February 10, 2023.

“We are pleased to consummate this transaction, which substantially completes the steps we set out to take upon acquiring Emerald Health Therapeutics, Inc. The closing payment adds to our operating runway and the progress of our Phase 2 clinical trial for SBI-100 OE,” said Punit Dhillon, CEO and Chair of Skye. “We congratulate C3 on this growth step. C3 is well-established in the cannabis marketplace and the state-of-the-art St. Eustache facility will serve their plans for product line expansion and growth in the Canadian cannabis market. C3's acquisition of Emerald’s successful SouvenirTM brand will also strengthen their brand portfolio, which includes Fleurons, Be Humble, Piff and Chillum. These brands are currently available in Quebec and will soon be entering Ontario stores. We wish C3 the greatest of success.

“We also acknowledge the effort of David Hyde of Hyde Advisory & Investments Inc. and Andrew Kain of AMK Advisory Services, who helped broker this deal between Emerald/Skye and C3. We appreciate the outcome that has been achieved.”

In addition to the closing payment received by Skye, $0.12M is payable by June 2023, $0.37M is payable in five monthly installments beginning on December 31, 2023, and ending on April 30, 2024, together with simple interest thereon at 8% per annum, and the balance of $2.80M is payable in three equal installments, payable on each of the 18-month, 30-month, and 42-month anniversaries of the Closing Date, plus applicable interest.

The agreement specifies terms for prepayment of and/or failure to pay the Principal Installment Payments.

About Skye Bioscience
Skye Bioscience is a pharmaceutical company unlocking the potential of cannabinoids through the development of its proprietary cannabinoid derivatives to treat diseases with significant unmet needs. The Company’s lead program, SBI-100 OE, is focused on developing a treatment for glaucoma, the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com.

CONTACT
Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266

FORWARD LOOKING STATEMENTS
This letter contains forward-looking statements, including statements regarding our product development, business strategy, the timing of clinical trials, and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.